EXHIBIT 10.3

NEW CENTURY MORTGAGE CORPORATION

NC CAPITAL CORPORATION

Seller

AND

CDC MORTGAGE CAPITAL INC.

Buyer

AMENDMENT NO. 2

Dated as of September 3, 2003

TO

SECOND AMENDED AND RESTATED MASTER

REPURCHASE AGREEMENT

Dated as of June 23, 2003

AMENDMENT NO. 2 (this “Amendment”), dated as of September 3, 2003, by and among New Century Mortgage Corporation (“NCMC”), NC Capital Corporation (“NCCC” and, together with NCMC, the “Seller”), and CDC Mortgage Capital Inc. (“Buyer”), to the Second Amended and Restated Master Repurchase Agreement, dated as of June 23, 2003 by and among Seller and Buyer, as amended (the “Agreement”).

RECITALS

WHEREAS, Seller and Buyer have entered into the Agreement;

WHEREAS the Seller has requested the Buyer to agree to amend certain provision of the Agreement as set forth in this Amendment. The Buyer hereto is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

Section 1.    Amendments.

(a)  Defined Terms.    Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

(b)  Section 11(j)(6) of the Agreement will be amended by (i) deleting the word “or” immediately preceding clause (iii), (ii) inserting a comma after the word “Facilities” immediately preceding clause (iii), (iii) inserting the following at the end of that section:

“(iv) the asset-backed commercial paper facility described in Section 11(s)(13) and (v) the transaction described in Section 11(s)(14).”

(c)  Section 11(s) of the Agreement will be amended by (i) deleting the word “and” after clause (10) in that section, (ii) correcting the second of the two clauses currently numbered as (11) by changing it to clause (12); (iii) adding the word “and” after clause (12) in that section and (iii) inserting the following at the end of that section:

“(13) Indebtedness with respect to an asset-backed commercial paper facility pursuant to which (i) a wholly-owned subsidiary of Seller will issue short-term secured liquidity notes that mature within 360 days or less of issuance on a revolving basis in an aggregate principal amount not to exceed $2 billion, (ii) the proceeds of any issuances thereunder will be used by the wholly-owned subsidiary of Seller solely for the purchase of mortgage loans or the repayment of the debt incurred thereby, (iii) the Seller will enter into a total return swap with an institution with ratings at least equal to “A-1+”, “P-1” and “F1+” from S&P, Moody’s and, if rated by Fitch, Fitch, respectively, and a long-term credit rating of at least “AA-”, “Aa3” and “AA-” from S&P, Moody’s and, if rated by Fitch, Fitch, respectively for the payment of principal, interest and fees due under the short-term secured liquidity notes to the extent that such obligations are not paid by the wholly-owned subsidiary of Seller and (iv) Guarantor will guaranty the Seller’s obligations of the total return swap.

(14) Indebtednesss with respect to a credit line from a third party lender of up to $100,000,000 pursuant to which (i) a wholly-owned subsidiary of Guarantor (and an affiliate of the Seller) will borrow funds and, in turn, lend such funds .to mortgage loan brokers meeting certain credit criteria of the Seller for the purpose of funding residential mortgage loans, (ii) such wholly-owned subsidiary of Guarantor will take a security interest in the residential mortgage loans originated in (i), and (iii) such whole-owned subsidiary of Guarantor will give a security interest in favor of the third party lender in this clause (14).”

(c)  Section 11(u) will be deleted in its entirety and replaced with the following section:

“(u)	Subsidiaries. (a) Guarantor will not create or acquire any Subsidiaries other than (i) NCCC and NCMC, (ii) the Subsidiaries listed on Schedule 2 hereto, (iii) Residual Finance Subsidiaries, (iv) Subsidiaries engaged solely in any business involving the origination, acquisition, servicing and sale of consumer obligations and (v) Subsidiaries formed for the purpose of effecting the transaction described in Sections 11(s)(14) which, when formed, shall be added to Schedule 2 hereto, and (b) Seller will not create or acquire any Subsidiaries other than (i) the Subsidiaries listed on Schedule 2 hereto, (ii) Residual Finance Subsidiaries, (iii) Subsidiaries acquired as a result of Investments permitted pursuant to Section 11(t)(10) and (iv) Subsidiaries formed for the purpose of effecting the transaction described in Sections 11(s)(13) which, when formed, shall be added to Schedule 2 hereto.”

Section 2.  Effectiveness of the Amendment.    The Amendment shall become effective upon receipt by the Buyer of evidence satisfactory to the Buyer that this Amendment has been executed and delivered by the Seller.

Section 3.  Ratification of Agreement.    As amended by this Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

Section 4.  Representations and Warranties.    To induce the Buyer to enter into this Amendment, the Seller hereby represents and warrants to the Buyer that, after giving effect to the amendments provided for herein, the representations and warranties contained in the

Agreement and the other Repurchase Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

Section 5.  No Other Amendments.    Except as expressly amended hereby, the Agreement and the other Repurchase Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

Section 6.  Counterparts.    This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 7.  Expenses.    The Seller agrees to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of its attorneys.

Section 8.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[Remainder of Page Left Intentionally Blank—Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CDC MORTGAGE CAPITAL INC., as Buyer under the Agreement	NEW CENTURY MORTGAGE CORPORATION, as Seller under the Agreement

/s/ ANTHONY MALANGA By: Name: Anthony Malanga Title: Managing Director	/s/ KEVIN CLOYD By: Name: Kevin Cloyd Title: Senior Vice President

/s/ KATHY LYNCH By: Name: Kathy Lynch Title: Director	NC CAPITAL CORPORATION, as Seller under the Agreement /s/ KEVIN CLOYD By: Name: Kevin Cloyd Title: President

The undersigned guarantor hereby consents and agrees to the foregoing Amendment:

NEW CENTURY FINANCIAL

    CORPORATION

By:    /s/     PATRICK FLANAGAN

        Name: Patrick Flanagan

        Title: Executive Vice President